As filed with the Securities and Exchange Commission on September 16, 1997
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             LARK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                73-1461841
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                          9545 KATY FREEWAY, SUITE 465
                              HOUSTON, TEXAS 77024
           (Address of Principal Executive Offices Including Zip Code)

                 LARK TECHNOLOGIES, INC. 1990 STOCK OPTION PLAN
                            (Full title of the Plan)

          Douglas B. Wheeler
        Vice President, Finance                        Copy to:
     9545 Katy Freeway, Suite 465                William D. Gutermuth
         Houston, Texas 77024                Bracewell & Patterson, L.L.P.
            (713) 464-7488                 711 Louisiana Street, Suite 2900
  (Name, address and telephone number          Houston, Texas 77002-2781
         of agent for service)                      (713) 223-2900

                         CALCULATION OF REGISTRATION FEE

                                    PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
TITLES OF SECURITIES  AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
  TO BE REGISTERED    REGISTERED**     PER SHARE*          PRICE*             FEE
==================== ============== ================= ================== ==============
Common Stock,           200,000
$0.001 par value        shares            $1.44          $288,000.00        $100.00
==================== ============== ================= ================== ==============

* Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee as follows: the filing fee for the 200,000 shares not presently under option was calculated by reference to the average of the bid and ask price as reported on the NASD's "Bulletin Board" as of September 11, 1997 which was $1.44 per share, for a total maximum offering price for such 200,000 shares of $288,000.00.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 of Lark Technologies, Inc. (the "Company") registers 200,000 additional shares of the common stock, par value $0.001 per share ("Common Stock") of the Company that may be issued pursuant to the exercise of options issued or to be issued under the Company's 1990 Stock Option Plan, as amended (the "Plan").

      Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-08847) are incorporated herein by reference.

      There is no information required in this Registration Statement that is not in the Registration Statement referenced above, other than the change in the name of the Plan to reflect the current name of the Company. This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statement referenced above relating to an employee benefit plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 15, 1997.

                                    LARK TECHNOLOGIES, INC.
                                    (Registrant)

                                    By /s/ VINCENT P. KAZMER
                                        Vincent P. Kazmer
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated on the dates indicated.

         Signature                        Title                      Date
         ---------                        -----                      ----

/s/   VINCENT P. KAZMER          President, Chief Executive   September 15, 1997
      Vincent P. Kazmer          Officer and Director

/s/   DOUGLAS B. WHEELER         Vice President, Finance      September 15, 1997
      Douglas B. Wheeler

/s/   STEPHEN J. BANKS           Director                     September 15, 1997
      Stephen J. Banks

/s/   George M. Britton          Director                     September 15, 1997
      George M. Britton

/s/   DAVID A. LAWSON            Director                     September 15, 1997
      David A. Lawson

/s/   FRANK VAZQUEZ              Director                     September 15, 1997
      Frank Vazquez

(Constituting a majority of the Board of Directors)

                                  EXHIBIT INDEX

Exhibit
Number                        Description of Exhibit
------                        ----------------------

    5 Opinion of Bracewell & Patterson, L.L.P. regarding the legality of the shares of Common Stock covered by this Registration Statement.

   23.1 Consent of Bracewell & Patterson, L.L.P. (included in their opinion as filed at Exhibit 5 of this Registration Statement).

   23.2           The Consent of Ernst & Young LLP, independent public auditors.

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